UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant            ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

Stone Point Credit Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

STONE POINT CREDIT CORPORATION

20 Horseneck Lane

Greenwich, Connecticut 06830

(203) 862-2900

ADDITIONAL INFORMATION REGARDING THE

2025 ANNUAL MEETING OF STOCKHOLDERS

The following Notice of Change of Date relates to the Proxy Statement of Stone Point Credit Corporation (the “Company”), dated September 26, 2025, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2025 Annual Meeting of Stockholders. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about October 20, 2025.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF DATE

OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO NOVEMBER 12, 2025

To the Stockholders of Stone Point Credit Corporation:

Stone Point Credit Corporation (the “Company”) has changed the date of the Company’s upcoming 2025 Annual Meeting of Stockholders (the “Annual Meeting”) from November 19, 2025 to November 12, 2025 at 10:00 a.m. Eastern Time. There is no change to the proposals presented to the Company’s stockholders in the Company’s Proxy Statement dated as of September 26, 2025.

As previously announced, the Annual Meeting will be held virtually via videoconference only. If you wish to attend the Annual Meeting virtually and have not received registration instructions from the Company, please contact the Company at SPCreditIR@StonePoint.com. The Proxy Statement and the Company’s annual report on Form 10-K for the 2024 fiscal year are available on the Internet at www.cleartrustonline.com/stonepoint.

The proxy card included in the proxy materials previously distributed will not be updated to reflect the change of date and may continue to be used to vote your shares in connection with the Annual Meeting.

Thank you for your support of the Company.

By Order of the Board of Directors,

/s/ Brian J. Rooder
Brian J. Rooder Chief Compliance Officer and Secretary

Greenwich, Connecticut

October 20, 2025